EXHIBIT 10.2

                    AGREEMENT FOR HEALTH INFORMATION SERVICES



         THIS AGREEMENT ("Agreement"), effective as of the 1st day of June, 2003, is entered into by and between MEDSTRONG INTERNATIONAL CORPORATION ("MIC"), a Delaware corporation, with its principal office located at 500 Silver Spur Road, Third Floor, Rancho Palos Verdes, California 90274, and MEDJET Assistance, LLC (`MA"), located at 4900 69th Street North, Birmingham, Alabama, 35206.

         WHEREAS, MIC is a consumer-based provider of health information services to consumers and organizations interested in private label and other programs;

         WHEREAS, among the services provided by MIC is Patient Data Quickly, a membership program that allows individuals to store and update their medical records online for confidential and instantaneous future access;

         WHEREAS, MA is a leading provider of Emergency Medical Transportation Programs wishing to purchase MIC's program in a private label transaction and alliance; and

         WHEREAS, MA and MIC desire to make MIC's program available to MA members as part of the "Plus" membership offering.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

13. OFFERING:
    --------

     Throughout the term of this Agreement, MA will actively market to all approximate 26,000 members the availability of online health information record storage and retrieval system with an agreed minimum participation of 500 members for the first year term of this agreement. In the unlikely event a minimum of 500 members is not achieved during the first year, MA agrees to pay MIC the balance amount in the form of a check payable to MIC to bring the first year revenues to MIC of $10,000. This pertains to the first year only.

     The total number of participation is based upon a 12 month period from the date the site goes live with MA, not the date of the execution of this agreement.

14. PAYMENT:
    -------

     a) For the period from June 1, 2003 through and including December 31, 2008, "MA" shall pay MIC an amount of ten dollars ($10.00) wholesale

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         rate annually for each unit sold, defined as a family unit of immediate family members, consistent with the definition of MA's family unit.

     b)  Start Up Costs:

         MIC will ask MA to cover a portion of the true start up costs incurred to get the process between the two companies up and running to include the following: $2500. In an effort to control start up costs, MA will pick up actual costs of travel and expenses for their chosen representatives for appropriate training/meeting expenses etc.

         MIC will provide MA with a customized webpage that links seamlessly to the MIC secure data repository and will conduct tests to verify security, integrity of data transfer and reliability. MIC will also provide training on the product to MA representatives at MIC's corporate office location to help minimize the start-up costs and insure a smooth transition. MIC will also provide technical support, marketing consultation regarding positioning of the MIC product to MA members.

     e) For all Plan purchases reported to MIC in a given calendar month, payment for the corresponding consumer plans shall be made to MIC not later than the thirty first (31st) day of the month immediately succeeding.

15.  TERM AND TERMINATION:
     --------------------

     g) The initial term ("Initial Term") of this Agreement shall be from June 1, 2003 to December 31, 2008. Unless otherwise terminated pursuant to the terms hereof, this Agreement shall automatically renew for additional one-year periods beginning December 31, 2008

     h) Twenty-four months from the commencement of this agreement, both MIC and MA will review the merits of remaining in the agreement and may choose to mutually terminate this agreement under provision 3 below.

     i) Either party may terminate this Agreement, without cause, as of the end of the Initial Term or any renewal term by giving written notice of such termination not less than ninety (90) days prior to the end of such term.

     j) This Agreement may also be terminated immediately upon written notice as follows:

           4)  by mutual written agreement of the parties;

           5) If a party commits a material breach of this Agreement, and such breach is not cured for a period of thirty (30) days after written notice is given to the breaching party specifying the nature of the breach and requesting that it be cured within the

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               thirty (30) day period to the  satisfaction of the  non-breaching party;

           6) In the event either party has breached any obligation under this agreement, including but not limited to performance, system failures, timeliness in response to member's needs and all other vehicles for both MA and MEDJET Assistance Plus members satisfaction with MIC or payments to either party, and such breach, is not cured within thirty 30 days after written notice thereof to the breaching party.

           7) In the event any party files bankruptcy, becomes insolvent, has a receiver of its assets appointed, makes a general assignment for the benefit of creditors, or has any procedure commenced for reorganization of its affairs.

     k) Upon termination of this Agreement by either party, all obligations hereunder shall cease, except as follows:



           3) that MIC will provide the contracted member services until such time as all memberships hereunder expire, and



           4) That each party shall be entitled to receive any and all compensation that became due the party prior to such termination.


16.   PROMOTIONAL MATERIALS:
      ---------------------

      d) All promotional and point of sale materials to be used by MA with respect to the private label program shall be produced at the sole cost and expense of MA. MIC shall participate with MA in the development of such promotional materials as MA shall reasonably request.

      e) Any scripts, advertising copy, brochures, and other marketing materials of any kind whatsoever, whether written or oral, that include the name or any trade name, trademark, service mark or other proprietary intellectual property of a party shall be approved by such party, in writing, prior to the use thereof.

17.   INDEMNIFICATION:
      ---------------

      MA agrees to indemnify and hold harmless MIC, its officers, employees, affiliates and agents, from any and all claims, lawsuits or damages, (including any punitive or extra contractual damages) or other liabilities resulting from the acts or omissions of MA, its affiliates, or its officers, employees or representatives, in connection with this Agreement whether or not negligent, grossly negligent, intentional or otherwise.

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      MIC agrees to indemnify  and hold  harmless MA, its  officers,  employees, affiliates, and agents from any and all claims, lawsuits, damages (including any punitive or extra contractual damages) or other liabilities resulting from the acts or omissions of MIC, its affiliates or its officers, employees or representatives in connection with this Agreement, whether or not negligent, grossly negligent, intentional or otherwise.



18.   CONFIDENTIALITY OF INFORMATION:
      ------------------------------

      Under this Agreement, MIC will receive information from MA or MA customers which is personal and private information such as customer names, addresses and personal medical information ("Confidential Information"). MIC agrees that all Confidential Information shall be maintained with due regard for the individuals' right of confidentiality and in compliance with applicable federal and state privacy laws.


19    INFORMATION AND REPORTS:
      -----------------------

      Each payment made to MIC pursuant to Section 2 hereof shall be accompanied by a report prepared by MA, in a format reasonably acceptable to MIC, containing such information as MIC shall reasonably request with respect to the purchasers of Plans for the corresponding month.

20.   Future CO-Marketing Opportunities:
      ---------------------------------

      MIC and MA agree to assist in future CO-Marketing Opportunities to include introductions to mutual partners for presentation of value propositions and to explore strategic alliance possibilities.

21    NOTICES:
      -------

      Any and all notices required to be given under this Agreement or which either of the parties may desire to give shall be in writing and shall be served by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) any recognized national or international overnight delivery service to the addresses set forth below, or (iii) via facsimile;

      Jerry R. Farrar, President/CEO
      Medstrong International Corporation
      500 Silver Spur Road, Suite 303
      Rancho Palos Verdes, CA.  90274
      Phone:  310 544-9900
      FAX:  310 544-7100

      Roy Berger, President/CEO
      MEDJET Assistance, LLC
      4900 69th Street North
      Birmingham, Alabama 35206
      (205) 595-6626

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22.   ASSIGNMENT:
      ----------

      This Agreement shall not be assignable by either party without the express written consent of the other party, which consent may denied at the sole discretion of such other party.

23.   GOVERNING LAW; SECTION HEADINGS:
      -------------------------------

      The laws of the State of California shall govern this Agreement. The section headings are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement in any way.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement, effective as of the date first set forth above.

MEDSTRONG INTERNATIONAL CORPORATION

By:
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Name:
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MEDJET Assistance, LLC

By:
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Name:
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